               Consent of Independent Certified Public Accountants
               ---------------------------------------------------

The Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants."


KPMG LLP


Hartford, Connecticut
April 30, 1999